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                                                                      Exhibit 24

                               POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William S. Sadler, Warren M. White and David R. Beel, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to execute Registration Statements on Form S-8 and/or Form S-3 to be filed under the Securities Act of 1933, as amended, for the registration of 600,000 shares of Common Stock of Dotronix, Inc. under its 1989 Stock Option and Restricted Stock Plan, its 1991 Nonemployee Director Stock Option and Stock Grant Plan and any and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:  November 14, 1995


/s/ William S. Sadler                  /s/ L. Daniel Kuechenmeister
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William S. Sadler                      L. Daniel Kuechenmeister


/s/ Ray L. Bergeson                    /s/ Edward L. Zeman
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Ray L. Bergeson                        Edward L. Zeman


/s/ Robert J. Snow
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Robert J. Snow